Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

October 17, 2023
FirstSun Capital Bancorp
1400 16th Street, Suite 250
Denver, Colorado 80202
RE:    Shelf Registration Statement of FirstSun Capital Bancorp on Form S-3
Ladies and Gentlemen:
We have acted as counsel to FirstSun Capital Bancorp, a Delaware corporation (the “Company”), in connection with the authorization of the issuance and offer and sale from time to time, on a delayed basis or continuous basis, of (i) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), in one or more series; (iii) debt securities of the Company (the “Debt Securities”), in one or more series that will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be named therein (the “Trustee”); (iv) depositary shares of the Company representing fractional interests in shares of Preferred Stock of any series (the “Depositary Shares”) that will be represented by depositary receipts (“Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”) as may be designated at the time of the offering at a future date or dates that will be issued under one or more security purchase agreements (each, a “Subscription Agreement”) between the Company and a subscription agent to be named therein (the “Subscription Agreement Agent”); (vii) purchase contracts obligating holders (each, a “Purchase Contract Counterparty”) to purchase from the Company and the Company to sell to Purchase Contract Counterparty a number of shares of Common Stock, Preferred Stock, Depositary Shares or amount of Debt Securities that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth therein (“Purchase Contracts”); (viii) purchase units consisting of Purchase Contracts and the Company’s Debt Securities or debt obligations of third parties (“Purchase Units”); that will be issued under one or more unit agreements (each, a “Purchase Unit Agreement”) between the Company and a purchase unit agent to be named therein (the “Purchase Unit Agent”) and (ix) units consisting of one or more Debt Securities, Common Stock or any combination of the foregoing (the “Units”), that will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”), in each case as contemplated by the registration statement on Form S-3 (including the prospectus constituting a part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed relevant and necessary to form a basis on which to render the opinions hereinafter expressed. In

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota |New York
North Carolina | Ohio | Pennsylvania |South Carolina | Tennessee | Texas | Virginia | West Virginia

such examination, we have assumed the legal capacity of all natural persons, the legal power and authority of all persons signing on behalf of other parties, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.
This opinion letter is based as to matters of law solely on the applicable provisions of the federal laws of the United States and the laws of the States of Delaware and New York that, in our experience, are applicable to the Securities (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of either of the State of Delaware or New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein).
Based on the foregoing, and subject to the further assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1.The Common Stock (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Common Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock, (iii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock, (iv) pursuant to a Subscription Right or (v) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.
2.The Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) upon the exchange or conversion of Depositary Shares or Debt Securities that are exchangeable or convertible into Preferred Stock, (iv) pursuant to a Subscription Right or (v) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.
3.The Debt Securities (including any Debt Securities duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities, (ii) pursuant to a Subscription Right or (iii) as a component of a Unit), upon: (x) due execution and delivery of an Indenture relating thereto on behalf of the Company and the Trustee named therein and due authentication of the Debt Securities by such Trustee, and (y) issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof), will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.
4.The Depositary Receipts evidencing Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Deposit Agreement pursuant to which they are issued.

5.The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.
6.The Subscription Rights, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Subscription Rights that they represent and in the Subscription Agreement pursuant to which they are issued.
7.The Purchase Contracts or Purchase Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Purchase Contracts or Purchase Units that they represent and in the Purchase Contract or Purchase Unit Agreement pursuant to which they are issued.
8.The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms and will entitle the holders thereof to the rights specified in the Unit Agreement pursuant to which they are issued.
In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with (A) resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), (B) the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and (C) applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement; (v) any Securities issuable upon conversion, exchange or exercise of any other Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (vi) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Certificate of Incorporation; (vii) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (viii) all Securities will be issued in compliance with applicable federal and state securities laws.
With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles of amendment to the Certificate of Incorporation establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Delaware.
With respect to any Securities consisting of Debt Securities, we have further assumed that (i) an Indenture relating to such Debt Securities shall have been duly authorized, executed and delivered on behalf of the Company and the Trustee in substantially the form filed as an exhibit to the Registration Statement; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iii) the Company has filed respective Forms T-1 for the Trustee with the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) such Debt

Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company (including, without limitation, laws regulating the maximum rate of interest rate payable on the Debt Securities) or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
With respect to any Securities consisting of Depositary Shares, we have further assumed that: (i) such Depositary Shares will be issued and delivered after due authorization, execution and delivery by the Company of a Deposit Agreement, approved by us, relating to the Depositary Shares; (ii) such Depositary Shares will be issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Deposit Agreement; (iii) the Depositary Receipts shall have been duly executed, issued and delivered in accordance with the provisions of such Deposit Agreement(s); (iv) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Depositary Receipts and the related Deposit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants will be issued and delivered after due authorization, execution and delivery by the Company of a Warrant Agreement, approved by us, relating to the Warrants; (ii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iii) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
With respect to any Securities consisting of Subscription Rights, we have further assumed that (i) such Subscription Rights will be issued and delivered after due authorization, execution and delivery by the Company of a Subscription Agreement, approved by us, relating to the Subscription Rights; (ii) all terms of such Subscription Rights shall have been established in accordance with the provisions of such Subscription Agreement(s); (iii) such Subscription Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Subscription Agreement(s); (iv) such Subscription Rights and the related Subscription Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Subscription Rights and the related Subscription Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
With respect to any Securities consisting of Purchase Contracts or Purchase Units, we have further assumed that (i) such Purchase Contracts or Purchase Units will be issued and delivered after due authorization, execution and delivery by the Company of a Purchase Contract or a Purchase Unit Agreement, approved by us, relating to the Purchase Contract or Purchase Units; (ii) all terms of such Purchase Contract or Purchase Units shall have been established in accordance with the provisions of such Purchase Contract or Purchase Unit Agreement(s); (iii) such Purchase Contracts or Purchase Unit Agreement(s) shall have been duly executed, issued and delivered in accordance with the provisions of such Purchase Contracts or Purchase Unit Agreement(s); (iv) such Purchase Contracts or Purchase Units Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Purchase Contracts or Purchase Units (s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
With respect to any Securities consisting of Units, we have further assumed that (i) each component of such Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit Agreement, if any; (ii) such Units will be issued and delivered after due authorization, execution and delivery by the Company of a Unit Agreement relating to the Units; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.
To the extent that the obligations of the Company with respect to the Securities may depend on such matters, we further have assumed for purposes of this opinion letter that (i) any Trustee, Depositary, Warrant Agent, Subscription Agent, Purchase Contract Counterparty, Purchase Unit Agent or Unit Agent: (x) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and; and (y) will be duly qualified to engage in the activities contemplated by such Indenture, Deposit Agreement, Warrant Agreement, Subscription Agreement, Purchase Contract, Purchase Unit Agreement or Unit Agreement, as applicable; (ii) any Indenture, Deposit Agreement, Warrant Agreement, Subscription Agreement, Purchase Contract, Purchase Unit Agreement or Unit Agreement, as applicable, will have been duly authorized, executed and delivered by such Trustee, Depositary, Warrant Agent, Subscription Agent, Purchase Contract Counterparty, Purchase Unit Agreement or Unit Agent, as applicable, and will constitute the legally valid and binding obligation of such party enforceable against such party in accordance with its terms; (iii) such Trustee, Depositary, Warrant Agent, Subscription Agent, Purchase Contract Counterparty, Purchase Unit Agent or Unit Agent will be in compliance, with respect to the performance of its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Subscription Agreement, Purchase Contract, Purchase Unit Agreement or Unit Agreement, as applicable, with such Agreements, as applicable, and with all applicable laws and regulations; and (iv) such Trustee, Depositary, Warrant Agent, Subscription Agent, Purchase Contract Counterparty, Purchase Unit Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Indenture, Deposit Agreement, Warrant Agreement, Subscription Agreement, Purchase Contract, Purchase Unit Agreement or Unit Agreement, as applicable.
The opinions set forth in numbered paragraphs 3 through 8 above, insofar as they relate to the valid and binding nature of obligations, may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, preferential transfers and voidable transactions); (ii) the exercise of judicial discretion and the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion for events occurring or coming to our attention after the date hereof.
This opinion letter has been prepared solely for your use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without our prior written consent.
We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
                        /s/ Nelson Mullins Riley & Scarborough LLP
                        Nelson Mullins Riley & Scarborough LLP